EXHIBIT 14

                 CITICORP LIFE VARIABLE ANNUITY SEPARATE ACCOUNT

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS:

         That I, DAVID P. MARKS of West Hartford, Connecticut, a Director of Citicorp Life Insurance Company (hereafter the "Company"), do hereby make, constitute and appoint ERNEST J. WRIGHT, Secretary of said Company, and KATHLEEN
A. McGAH, Assistant Secretary of said Company, or either one of them acting alone, my true and lawful attorney-in-fact, for me, and in my name, place and stead, to sign registration statements on behalf of said Company on Form N-4 or other appropriate form under the Securities Act of 1933 and the Investment Company Act of 1940 for Citicorp Life Variable Annuity Separate Account, a separate account of the Company dedicated specifically to the funding of variable annuity contracts to be offered by said Company, and further, to sign any and all amendments thereto, including post-effective amendments, that may be filed by the Company on behalf of said registrant.

         IN WITNESS WHEREOF, I have hereunto set my hand this 15th day of March, 2005.

                                       /s/ DAVID P. MARKS
                                       ------------------
                                       Director
                                       Citicorp Life Insurance Company